                                                                    EXHIBIT 99.4


    THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the Offer or the action you should take, you are recommended to seek your own personal financial advice immediately from an appropriately authorized independent financial advisor or, if you are in the United Kingdom, an independent professional advisor authorized under the Financial Services Act 1986.


    If you have sold or otherwise transferred all your registered holdings of Esprit Telecom ADSs, please pass this document and the accompanying Offering Circular/Proxy Statement/Prospectus dated February 2, 1999 (the "Offering Circular/Proxy Statement/Prospectus"), as soon as possible to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. The Offer is not being made directly or indirectly in Canada, Australia or Japan and such documents should not be distributed, forwarded or transmitted into or from Canada, Australia or Japan by any means whatsoever including without limitation mail, facsimile, transmission, telex or telephone.


    Bear, Stearns International Limited, which is regulated in the United Kingdom by The Securities and Futures Authority Limited in the conduct of its investment business and Bear, Stearns & Co. Inc. are acting exclusively for GTS and no one else in connection with the Offer and will not be responsible under the regulations of The Securities and Futures Authority Limited to anyone other than GTS for providing the protections afforded to customers of either Bear Stearns entity in relation to the Offer nor for giving advice in relation to the Offer. The provisions of this paragraph are not intended to disclaim any liability of either Bear Stearns entity under U.S. securities laws.


--------------------------------------------------------------------------------

                         NOTICE OF GUARANTEED DELIVERY
                            TO ACCEPT THE OFFER FOR
                           AMERICAN DEPOSITARY SHARES
       EACH REPRESENTING SEVEN ORDINARY SHARES, PAR VALUE L0.01 PER SHARE
                                       OF


                            ESPRIT TELECOM GROUP PLC

                                       BY

                      BEAR, STEARNS INTERNATIONAL LIMITED
                                      AND

                            BEAR, STEARNS & CO. INC.

                                   ON BEHALF

                                       OF

                         GLOBAL TELESYSTEMS GROUP, INC.


    As set forth under "The Offer -- Procedures for Accepting the Offer -- All Holders of Esprit Telecom Securities -- Holders of Esprit Telecom
ADSs -- Guaranteed Delivery Procedures" in the Offering Circular/Proxy Statement/ Prospectus, dated February 2, 1999 (the "Offering Circular/Proxy Statement/Prospectus"), this form or one substantially equivalent hereto must be used for acceptance of the Offer (as defined in the Offering Circular/Proxy Statement/ Prospectus) in respect of American Depositary Shares ("Esprit Telecom ADSs") of Esprit Telecom Group plc ("Esprit Telecom"), if American Depositary Receipts evidencing Esprit Telecom ADSs ("Esprit Telecom ADRs") are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach the US Depositary or the Belgian Receiving Agent (where applicable -- see below) (as such terms are defined in the Offering Circular/Proxy Statement/Prospectus) prior to the expiration of the Initial Offer Period or the Subsequent Offer Period (each as defined in the Offering Circular/Proxy Statement/ Prospectus), as the case may be. Such form may be delivered by hand or mailed to the US Depositary or may be sent to the Belgian Receiving Agent (in relation to Belgian holders of Esprit Telecom ADSs only and must include a guarantee by an Eligible Institution (as defined in the Offering Circular/Proxy Statement/Prospectus) in the form set out herein. See "The Offer -- Procedures for Accepting the Offer -- All Holders of Esprit Telecom Securities -- Holders of Esprit Telecom ADSs -- Guaranteed Delivery Procedures" in the Offering Circular/Proxy Statement/Prospectus.


                      The US Depositary for the Offer is:

                              THE BANK OF NEW YORK

                                  By Facsimile Transmission:
                                  (For Eligible Institutions
           By Mail:                          Only)               By Hand or Overnight Courier:
 Tender & Exchange Department           (212) 815-6213           Tender & Exchange Department
        P.O. Box 11248                                                101 Barclay Street
     Church Street Station        For Confirmation Telephone:     Receive and Deliver Window
 New York, New York 10286-1248          (800) 507-9357             New York, New York 10286


                 The Belgian Receiving Agent for the Offer is:


                        THE BANK OF NEW YORK -- BRUSSELS


                             Client Services Group


                            Attn: Alain Vander Eede


                          Avenue des Arts 35 Kunstlaan


                                 1040 Brussels


                                    Belgium

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Global TeleSystems Group, Inc., a Delaware corporation ("GTS"), upon the terms and subject to the conditions set forth in the Offering Circular/Proxy Statement/Prospectus, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Esprit Telecom ADSs specified below pursuant to the guaranteed delivery procedures described in "The Offer -- Procedures for Accepting the Offer -- All Holders of Esprit Telecom Securities -- Holders of Esprit Telecom ADSs -- Guaranteed Delivery Procedures" in the Offering Circular/Proxy Statement/Prospectus.

     THE UNDERSIGNED UNDERSTANDS THAT THE ACCEPTANCE OF THE OFFER IN RESPECT OF ESPRIT TELECOM ADSs PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES WILL NOT BE TREATED AS A VALID ACCEPTANCE FOR THE PURPOSE OF SATISFYING THE ACCEPTANCE CONDITION. SEE "THE OFFER -- PROCEDURES FOR ACCEPTING THE OFFER -- ALL HOLDERS OF ESPRIT TELECOM SECURITIES -- HOLDERS OF ESPRIT TELECOM ADSs -- GUARANTEED DELIVERY PROCEDURES" IN THE OFFERING CIRCULAR/PROXY STATEMENT/ PROSPECTUS.


     TO BE COUNTED TOWARDS SATISFACTION OF THE ACCEPTANCE CONDITION, THE ESPRIT TELECOM ADRs EVIDENCING SUCH ESPRIT TELECOM ADSs MUST, PRIOR TO THE FIRST CLOSING DATE, BE RECEIVED BY THE US DEPOSITARY OR BELGIAN RECEIVING AGENT (WHERE APPLICABLE) OR, IF APPLICABLE, TIMELY CONFIRMATION OF A BOOK-ENTRY TRANSFER OF SUCH ESPRIT TELECOM ADSs INTO THE US DEPOSITARY'S ACCOUNT AT THE DEPOSITARY TRUST COMPANY PURSUANT TO THE PROCEDURES SET OUT IN "THE OFFER -- PROCEDURES FOR ACCEPTING THE OFFER -- ALL HOLDERS OF ESPRIT TELECOM SECURITIES -- HOLDERS OF ESPRIT TELECOM ADSs -- GUARANTEED DELIVERY PROCEDURES" IN THE OFFERING CIRCULAR/PROXY STATEMENT/PROSPECTUS, MUST BE RECEIVED BY THE US DEPOSITARY OR BELGIAN RECEIVING AGENT (WHERE APPLICABLE), TOGETHER WITH A DULY EXECUTED LETTER OF TRANSMITTAL OR FACSIMILE THEREOF WITH ANY REQUIRED SIGNATURE GUARANTEES (OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE), AND ANY OTHER REQUIRED DOCUMENTS.


Number of Esprit Telecom ADSs:

Name(s) of Record Holders of Esprit Telecom ADSs:

--------------------------------------------------------------------------------
                             (Please Type or Print)

Address(es):
                               (Include Zip Code)

Area Code and Telephone Number:

Certificate Number(s) (if available):

--------------------------------------------------------------------------------

[ ]  Check here if Esprit Telecom ADSs will be tendered by book-entry transfer

Account Number:

Name of Depositary Bank:

Account Number:

Signature(s):

--------------------------------------------------------------------------------

Dated: ________________________, 1999

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)


     The undersigned, a firm that is a member of the Medallion Signature Guarantee Program or is otherwise an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each of the foregoing is referred to as an "Eligible Institution"), hereby (a) represents that the above-named person(s) "own(s)" the Esprit Telecom ADSs tendered hereby within the meaning of Rule 14e-4 under the Exchange Act ("Rule 14e-4"), (b) represents that the tender of Esprit Telecom ADSs effected hereby complies with Rule 14e-4, and (c) guarantees delivery to the US Depositary or the Belgian Receiving Agent (where applicable), at one of its addresses set forth above, of ADRs evidencing the Esprit Telecom ADSs tendered hereby in proper form for transfer, or in the case of a tender of Esprit Telecom ADSs confirmation of book-entry transfer of such Esprit Telecom ADSs into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees in the case of a tender of Esprit Telecom ADSs (or an Agent's Message (as defined in the section entitled "The Offer-Procedures for Tendering Esprit Telecom ADSs" in the Offering Circular/Proxy Statement/Prospectus) in the case of book-entry transfer), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.



     The Eligible Institution that completes this form must communicate the guarantee to the US Depositary or the Belgian Receiving Agent (where applicable) and must comply with the delivery obligations described above within the required time period. Failure to do so could result in financial loss to such Eligible Institution.


Name of Firm:
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------
                               (Include Zip Code)

Area Code and Telephone Number:
--------------------------------------------------------------------------
Authorized Signature:
--------------------------------------------------------------------------------
Title:
--------------------------------------------------------------------------------
Name:
--------------------------------------------------------------------------------
                             (Please Type or Print)


Dated:


---------------------, 1999


NOTE: DO NOT SEND ADRS FOR ESPRIT TELECOM ADSS WITH THIS NOTICE, SUCH ADRS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.